Exhibit 10.2
Execution Copy

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2008 by and among OccuLogix, Inc., a Delaware corporation (“Parent”), OcuSense Acquireco, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and OcuSense, Inc., a Delaware corporation (the “Company”).

W I T NE S S E T H:

WHEREAS, the parties hereto have made and entered into that certain Agreement and Plan of Merger and Reorganization dated as of April 22, 2008 pursuant to which Parent will acquire the Company through the statutory merger of Merger Sub with and into the Company (the “Merger Agreement”).

WHEREAS, since the date of the Merger Agreement, circumstances have arisen so as to cause the parties hereto to believe that it is in their respective best interests, and those of their respective stockholders, to amend the Merger Agreement as provided for herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and other covenants set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.              Unrestricted Cash Requirement.

(a)           Section 6.8 of the Merger Agreement is hereby amended in its entirety and replaced with the following Section 6.8:

6.8
Working Capital Requirements.  Parent shall use commercially reasonable efforts to ensure that Parent is capitalized with at least $1,000,000 of unrestricted cash at the Effective Time, which cash shall be available to fund working capital and general and administrative expenses of Parent and the Surviving Corporation.

(b)           Section 7.1 is hereby amended by deleting, in its entirety, Paragraph (e) thereof and replacing it with the following Paragraph (e):

(e)           Debt and Working Capital Requirements.  As of the Closing Date, Parent shall be capitalized with at least $1,000,000 of unrestricted cash, which cash shall be available to fund the working capital and general and administrative expenses of Parent and the Surviving Corporation.

2.             Requirement for Legal Opinion.  Section 7.3 of the Merger Agreement is hereby amended by deleting, in its entirety, Paragraph (f) thereof.

3.             Termination.  Section 8.1 is hereby amended by deleting, in its entirety, Paragraph (b) thereof and replacing it with the following Paragraph (b):

(b)           by Parent or the Company, if the Closing Date shall not have occurred by October 31, 2008, provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in, the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

4.             References to “this Agreement”, etc.  Where the context permits or requires, references to “this Agreement”, “herein”, “hereunder”, “hereof”, “hereto”, “herewith” and other similar expressions in the Merger Agreement shall be read and construed as references to the Merger Agreement, as amended hereby.

5.              Merger Agreement in Full Force and Effect.  The Merger Agreement remains in full force and effect, unamended, other than as specifically amended by this Agreement.

6.             Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or e-mail transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

7.              Severability.  In the event that any provision of this Agreement or the application thereof becomes, or is declared by a court of competent jurisdiction to be, illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to the other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.              Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first above written.

OCCULOGIX, INC.

By:	/s/ Elias Vamvakas
Name:	Elias Vamvakas
Title:	Chief Executive Officer

OCUSENSE ACQUIRECO, INC.

By:	/s/ Elias Vamvakas
Name:	Elias Vamvakas
Title:	Chief Executive Officer

OCUSENSE, INC.

By:	/s/ Eric Donsky
Name:	Eric Donsky
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDING AGREEMENT